UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2016

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NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

District of Columbia (state or other jurisdiction of incorporation)	1-7102 (Commission File Number)	52-0891669 (I.R.S. Employer Identification No.)

20701 Cooperative Way Dulles, VA	20166-6691
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (703) 467-1800

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, National Rural Utilities Cooperative Finance Corporation (“CFC”) entered into a Purchase Agreement (the “Agreement”), dated as of September 30, 2015, by and among CAH, ATN VI Holdings, LLC (“Buyer”) and ATN International, Inc. (formerly Atlantic Tele-Network, Inc.), the parent corporation of the Buyer (“ATN International”), to sell all of the issued and outstanding membership interests of CAH, which owns the telecommunications and cable television operations held by its operating subsidiaries, to Buyer (the “Transaction”) for a purchase price of $145 million, subject to certain adjustments as described in the Agreement (the “Purchase Price”). On July 1, 2016, the Agreement was amended to adjust the purchase price by $1.25 million, for a purchase price of approximately $144 million and to increase the escrow amount to approximately $16 million.

Item 8.01	Other Events.

The sale of CAH was also completed on July 1, 2016. The carrying value of CAH reported in CFC’s Form 10-Q for the quarter ended February 29, 2016 was $118 million. As of the closing date, net proceeds to CFC are expected to be approximately $106 million. Net proceeds are subject to post-closing adjustments. CFC remains subject to potential indemnification claims, as more particularly described in the Agreement.

The Rural Telephone Finance Cooperative (“RTFC”), an affiliate whose financial statements are consolidated with CFC’s, provided a loan in the amount of $60 million to the Buyer to finance a portion of the Transaction. ATN International has provided a guarantee on an unsecured basis of Buyer’s obligations to RTFC pursuant to the financing.

Certain comments made in this Form 8-K are forward-looking. Such statements are based on certain assumptions regarding future business and financial performance, describe our future plans, strategies and expectations and are generally identified by our use of words such as “expect,” “intend,” “plan,” “may,” “should,” “will,” and similar expressions. All statements about future expectations or projections are forward-looking statements. Although we believe that the expectations reflected in such statements are based on reasonable assumptions, actual results and performance could materially differ. Information regarding the factors which could cause actual results to materially differ is included in our annual and quarterly reports previously filed with the SEC. Except as required by law, we undertake no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date on which the statement is made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES
COOPERATIVE FINANCE CORPORATION

By:	/s/ J. ANDREW DON
J. Andrew Don
Senior Vice President and Chief Financial Officer

Dated:  July 1, 2016